EXECUTION COPY

Exhibit 10.118

AMENDMENT NUMBER TWO

to the

MASTER REPURCHASE AGREEMENT

dated as of September 14, 2015

among

BARCLAYS BANK PLC

and

PENNYMAC CORP.

and

PENNYMAC LOAN SERVICES, LLC

and

PENNYMAC MORTGAGE INVESTMENT TRUST

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of this 29th day of September, 2016, by and among Barclays Bank PLC (the “Purchaser” and the “Agent”), PennyMac Mortgage Investment Trust (the “Guarantor”), PennyMac Loan Services, LLC (the “Servicer”) and PennyMac Corp. (the “Seller”), and amends that certain Master Repurchase Agreement, dated as of September 14, 2015, as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of August 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among the Purchaser, the Agent, the Guarantor, the Servicer and the Seller.

WHEREAS, the Purchaser, the Agent, the Guarantor, the Servicer and the Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments. Effective as of the date hereof:

(a)Section 2 of the Repurchase Agreement is hereby amended by adding the defined terms  “USDA” and “USDA/VA Mortgage Loan” in their proper alphabetical sequence:

“USDA” means the United States Department of Agriculture.

“USDA/VA Mortgage Loan” means a Mortgage Loan guaranteed by the USDA or the VA.

(b)Section (U) of Exhibit B is hereby amended by deleting Subsection (A) and replacing it with the following:

(U) No Mortgage Loan:

(A) that is a First Mortgage Loan insured by the FHA or guaranteed by the VA or the USDA (other than a HARP Mortgage Loan), has a Loan-to-Value Ratio on First Mortgage Loans over 97.5% in the case of the FHA, or has a Loan-to-Value Ratio on First Mortgage Loans over 105% in the case of the VA or the USDA (provided that USDA/VA Mortgage Loans with a Loan-to-Value Ratio over 97.5% are subject to the USDA/VA Mortgage Loan LTV Sublimit);

65037.000113 EMF_US 62422617v5

(c)Section 34 of the Repurchase Agreement is hereby amended by deleting the notice information for the Seller and the Guarantor and replacing it with the following:

if to Seller	PennyMac Corp.
3043 Townsgate Road
Westlake Village, CA 91361
Attention: Pamela Marsh/Kevin Chamberlain
Telephone: (805) 330-6059/ (818) 746-2877
E-mail: pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

if to Guarantor	PennyMac Mortgage Investment Trust
3043 Townsgate Road
Westlake Village, CA 91361
Attention: Pamela Marsh/Kevin Chamberlain
Telephone: (805) 330-6059/ (818) 746-2877
E-mail: pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

SECTION 2.Fees and Expenses.  Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 23 of the Repurchase Agreement.

SECTION 3.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.Limited Effect.  Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.Representations. In order to induce Purchaser to execute and deliver this Amendment, each of the Guarantor, the Servicer and the Seller hereby represents to Purchaser that as of the date hereof, (i) each of the Guarantor, the Servicer and the Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Program Documents.

SECTION 6.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts.  For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8.Miscellaneous.

(a)This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Purchaser, the Agent, the Servicer, the Guarantor and the Seller have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC, as Purchaser and Agent

By:	/s/ George Van Schaick
Name:	George Van Schaick
Title:	Managing Director

PENNYMAC CORP.,
as Seller

By:	/s/ Anne D. McCallion
Name:	Anne McCallion
Title:	SMD, Chief Financial Officer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Anne D. McCallion
Name:	Anne McCallion
Title:	SMD, Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC, as Servicer

By:	/s/ Anne D. McCallion
Name:	Anne McCallion
Title:	SMD, Chief Financial Officer

Amendment Number Two to Master Repurchase Agreement